EXECUTION VERSION

DATED March 31 2008

(1) THE CHARGORS
named herein

(2) TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND

________________________________

GUARANTEE AND DEBENTURE

________________________________

THIS GUARANTEE AND DEBENTURE is made on                        2008

BETWEEN:-

(1)

THE COMPANIES whose names and registered offices are set out in Schedule 1 (together with each company which becomes a party hereto by executing a Deed of Accession, each a "Chargor" and together the "Chargors"); and

(2)

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND an investment fund registered in Luxembourg as represented by its general partner, TRAFALGAR CAPITAL SARL, a corporation organised and existing under the laws of Luxembourg, with its principal place of business at 8-10 Rue Mathias Hardt, BP 3023, Luxembourg L-1030 (the “Lender”).

IT IS AGREED as follows:-

1.	INTERPRETATION

1.1	Definitions

In this Guarantee and Debenture, unless the context otherwise requires:-

"Asset Contracts"	means all the rights of each Chargor, now or in the future, arising out of or in connection with any agreement:-

(i)

for the acquisition of any property (real or personal) by any Chargor (except to the extent that such rights amount to an interest in land effectively charged by way of legal mortgage or fixed charge by Clause 3.1.1 or 3.1.2) including, without limitation, any option to acquire property; or

(ii) for the hire, hire purchase, lease or loan of any property (real or personal), to any Chargor (except as aforesaid)

"Assets"	means all the undertaking, property, assets, rights and revenues of each Chargor whatsoever, and wheresoever, present or future

"Convertible Debentures"

means the US$2,000,000 convertible debenture dated on or around the date of this deed between the Principal Borrower and the Lender as from time to time varied, amended, supplemented, extended or replaced

"Companies"	means the Chargors together with any other Group Companies from time to time, and, (where the context permits), includes each or any of them and "Company" means each or any of them

"Dangerous Substance"

means any radiation and any substance (whether natural or artificial and whether in solid or liquid or gaseous form) capable (whether alone or in combination with any other substance) of causing harm to man or any other living organism or damaging property or the Environment including, without limitation, any controlled, special, hazardous, toxic, radioactive or dangerous waste

"Debts"

means all book and other debts now or in the future owing to each Chargor (whether alone or jointly with any other person), whenever payable and whether liquidated or unliquidated, certain or contingent, including, without limitation, credit balances on any account at any bank or financial institution other than the Lender, and together with all cheques, bills of exchange, negotiable instruments, credits and securities at any time given in relation to, or to secure payment of, any such debt, but "Debts" does not include any asset or right effectively charged by way of fixed charge under any other provision of Clause 3

"Deed of Accession"	means a deed substantially in the form of Schedule 4 executed, or to be executed, by a person becoming a Chargor

"Encumbrance"

means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignation in security, bond and floating charge or other security interest of any kind, and any right of set-off, assignment, trust, flawed asset or other agreement or arrangement whatsoever for the purpose of providing security or having a similar effect to the provision of security

"Environment"

means all, or any of, the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil)

"Environmental Law"

means all applicable laws (whether civil, criminal or administrative and including, without limitation, common law), regulations, codes of practice, circulars, guidance notes and the like (whether in the United Kingdom or elsewhere) concerning nuisance, pollution, the protection of human health, the Environment, conditions in any work place or the generation, transportation, storage, treatment or disposal of waste or Dangerous Substances

"Event of Default"	has the meaning given in the Finance Documents

"Finance Documents"	means the Convertible Debenture and any other Security Documents

"Fixed Plant and Equipment"

means all plant, machinery or equipment of each Chargor of any kind (including, without limitation, all cables, pipes, switchgear, heating, lighting, electrical, water and gas apparatus) which does not for any reason constitute a Fixture, but is now or at any time directly or indirectly attached by any means and for any purpose to any land or building, whether or not it is removable or intended to form part of the land or building

"Fixtures"	means all things of any kind now or at any time affixed to land for any purpose, including, without limitation, trade and tenants fixtures

"Group Company"	has the meaning given in the Finance Documents

"Guarantor"

means any Chargor insofar only as it covenants under Clause 2.1.2 to pay or discharge money due or owing from or liabilities of each other Chargor to the Lender and "Guarantors" and "Guarantee" shall be construed accordingly

"Insurances"	means, in relation to each Chargor, all the right, title and interest of such Chargor, now or in the future, in or under any policy of insurance or assurance or to the proceeds thereof

"Intellectual Property"	means, in relation to each Chargor, all the right, title and interest of such Chargor, now or in the future, in or to any of the following:-

(i)

any registered intellectual property right in any territory, including, without limitation, patents, trade marks, service marks, registered designs, and any similar right in any territory and any applications or right to apply for any of the above;

(ii) any invention, copyright, design right or performance right;

(iii) any trade secrets, know-how and confidential information; and

(iv) the benefit of any agreement or licence for the use (by such Chargor or any other person) of any such right

"Land"

means any estate, right or interest in or over land, whether legal or equitable, and wherever the land is situated, including, without limitation, any buildings and Fixtures on land, and the benefit of any covenants or rights owed to any person or enforceable by him by virtue of the ownership possession or occupation of land but for these purposes "land" excludes heritable property situated in Scotland

"Loose Plant and Equipment"

means, in relation to each Chargor, all plant, machinery, equipment and motor vehicles now or at any time owned by such Chargor as a capital asset which is not Fixed Plant and Equipment, including, without limitation, any moulds, patterns, tools (other than hand tools and consumable tooling), dies and jigs

"Other Claims"

means, in relation to each Chargor, all rights, claims or obligations of any kind whatsoever now or at any time owed to such Chargor capable of being satisfied by the payment of money, which are not effectively charged by way of fixed charge by any other provision of this Guarantee and Debenture

"Principal Borrower"	means MobiVentures, Inc

"Principal"	means any Company insofar only as it owes money or has incurred liabilities to the Lender except as a Guarantor

"Receiver"	means any receiver appointed under this Guarantee and Debenture, and, where more than one receiver has been appointed, each of them

"Rents"	means, in relation to each Chargor, any sum payable to such Chargor (and any right to recover any such a sum):-

(i)

by way of rent, service charge or otherwise under any lease of Land, or as mesne profits, licence fee, or otherwise howsoever for the use or occupation of or trespass upon Land, or other income arising from any Land;

(ii)

by way of rent or otherwise for or in connection with the possession or use of, or in respect of any trespass to or conversion of, any chattel except insofar as the same is effectively charged by way of fixed charge by Clause 3.1.1 or 3.1.2

"Secured Liabilities"

means all liabilities and obligations owed by the Chargors to the Lender whether due, owing or incurred now or in the future, and of any kind, however arising and in any currency, whether or not immediately payable, whether certain or contingent, whether sole or joint, whether as principal or as surety, whether or not the Lender was the original creditor in respect thereof, and including, without limitation, interest, commission, costs, charges and expenses charged by the Lender at rates agreed between it and a Chargor or, in the absence of express agreement, in accordance with the Lender's normal practice for the time being provided that no liability or obligation shall, as far as concerns any Chargor, be included in the definition of "Secured Liabilities" if and to the extent that, if it were so included, this Guarantee and Debenture would constitute unlawful financial assistance by that Chargor contrary to section 151 Companies Act 1985

"Securities"

means, in relation to each Chargor, all the right, title and interest of such Chargor, now or in the future, in any stocks, shares, debentures, loan stocks, instruments creating or acknowledging any debt, or other securities issued by any person (whether or not marketable) including, without limitation, all rights and benefits arising and all money payable in respect of or in substitution or exchange for any of them, whether by way of conversion, redemption, preference, bonus, option, dividend, interest or otherwise, and including, without limitation, all Securities owned by such Chargor in any other Company

"Security Documents"	has the meaning given in the Finance Documents

1.2	Interpretation

In this Guarantee and Debenture, unless the context otherwise requires:-

	1.2.1	the singular includes the plural and vice versa, and reference to any gender includes the other genders;

	1.2.2	references to persons include bodies corporate, associations, partnerships, organisations, states, state agencies and any other entity, whether or not having separate legal personality;

	1.2.3	words and phrases defined in the Companies Act 1985 have the same meanings in this Guarantee and Debenture but the word "company" includes any body corporate;

1.2.4

references to Clauses are to clauses or sub-clauses of this Guarantee and Debenture, references to a Schedule are to a schedule to this Guarantee and Debenture and references within a Schedule to paragraphs are to paragraphs or sub-paragraphs of that Schedule; and

1.2.5

references to any rate of interest shall be construed as meaning that rate as from time to time in force, calculated from day to day, and compounded on the Lender's usual days for charging interest in each year, both before and after judgment; and references to a base lending rate shall, if there is no such published or determinable rate at the appropriate time, be construed as meaning such reasonably equivalent rate as the Lender shall select.

1.3	Further interpretation

In this Guarantee and Debenture:-

1.3.1

any reference to any statute or statutory instrument or any section or part thereof includes any enactment (present or future) replacing or amending it or any instrument, order or regulation made under it and also includes any past statutory provisions (as from time to time modified or re-enacted) which such provision has directly or indirectly replaced;

	1.3.2	headings are for reference purposes only and shall not affect the construction of anything in this Guarantee and Debenture;

1.3.3

references to this Guarantee and Debenture (or to any specified provision of this Guarantee and Debenture) or any other document shall be construed as references to this Guarantee and Debenture, that provision or that document as in force for the time being and as amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and, if so required in the relevant document, with the prior written consent of the Lender;

	1.3.4	a "Chargor" shall include its successors and permitted assigns; and

	1.3.5	the "Lender" shall include its successors and assigns.

1.4	Schedules

The Schedules shall be treated as an integral part of this Guarantee and Debenture and references to this Guarantee and Debenture shall include the Schedules.

1.5	Incorporation of terms

Unless otherwise defined herein, capitalised terms defined in the Finance Documents shall have the same meaning when used in this Guarantee and Debenture.

2.	COVENANT TO PAY

2.1	Covenant

Each Chargor hereby covenants:-

	2.1.1	to pay or discharge to the Lender on demand any or all of the Secured Liabilities owing or incurred by such Chargor;

2.1.2

and guarantees to pay or discharge to the Lender on demand any or all of the Secured Liabilities owing or incurred by each other Company (except as a Guarantor for the Chargor giving this covenant); and

2.1.3

in either case to pay interest to the Lender upon any sum so demanded until payment (both before and after any judgment) at 3% above the rate applicable to that sum immediately before demand (or, if there was no such applicable rate, at 16% per annum).

2.2	Guarantee

The guarantee contained in Clause 2.1.2 is given subject to, and with the benefit of, the provisions set out in Schedule 2 by each Chargor separately and also jointly with every other Chargor except the Chargor guaranteed.

2.3	Guarantee binding

Each Chargor agrees to be bound by the guarantee contained in Clause 2.1.2, even if any other Company which was intended to execute this Guarantee and Debenture may not do so or may not be effectually bound.

2.4	Demands

The making of one demand under this Guarantee and Debenture will not preclude the Lender making any further demands.

3.	CHARGES

3.1	Charging clause

As security for payment of the Secured Liabilities, each Chargor with full title guarantee hereby charges to the Lender:-

	3.1.1	by way of first legal mortgage all Land now owned by such Chargor, including, without limitation, the land which is described in Schedule 3 hereto;

	3.1.2	by way of first fixed equitable charge all Land which such Chargor acquires in the future;

	3.1.3	by way of separate first fixed charges:-

		(a)	all the goodwill and uncalled capital of such Chargor, present or future;

		(b)	the Securities of such Chargor;

		(c)	the Insurances of such Chargor;

		(d)	the Intellectual Property of such Chargor;

		(e)	the Debts of such Chargor;

		(f)	the Rents of such Chargor;

		(g)	the Asset Contracts of such Chargor;

		(h)	the Other Claims of such Chargor;

		(i)	the Fixed Plant and Equipment of such Chargor; and

		(j)	the Loose Plant and Equipment of such Chargor;

3.1.4

by way of first floating charge all those Assets of such Chargor which are not for any reason effectively charged by this Guarantee and Debenture by way of fixed charge or mortgage, including, without limitation, any heritable property of such Chargor situated in Scotland.

3.2	Qualifying floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 will apply to any floating charge created by this Debenture.

4.	PROTECTION OF CHARGEHOLDER'S RIGHTS

4.1	Moneys received

Each Chargor shall pay into such Chargor's account as the Lender may direct all moneys which it receives in respect of any Debts, Securities, Insurances, Intellectual Property, Rents and any other of the rights and claims charged to the Lender under Clause 3.1.3, and not withdraw any moneys from that account unless the Lender permits it to do so, and until such payment hold all moneys so received upon trust for the Lender and shall not without the prior written consent of the Lender charge, factor, discount or assign any of them in favour of any other person, or otherwise deal with them except for the purpose of collecting them in and paying them as required by this Clause.

4.2	Covenants

Each Chargor covenants that it will not, without the prior written consent of the Lender or save as expressly permitted pursuant to the Finance Documents:-

	4.2.1	create any Encumbrance, or allow any Encumbrance to arise or continue, on or over any of the Assets; or

	4.2.2	to part with or dispose of all or any of the Assets charged by way of fixed charge or mortgage; or

	4.2.3	to part with or dispose of all or any of the Assets charged by way of floating charge except in the ordinary course of carrying on its business as a going concern.

4.3	Conversion of floating charge

The Lender may if an Event of Default has occurred and is continuing from time to time by notice in writing to any Chargor convert any floating charge created by this Guarantee and Debenture into a fixed charge, in respect of any Assets of such Chargor which are specified in any such notice. Any such floating charge shall automatically be converted into a fixed charge:-

4.3.1

in respect of any Assets of any Chargor, immediately prior to such Chargor agreeing or resolving (unless the Lender has first consented in writing to it) to create any Encumbrance over those Assets in favour of any other person, or to part with or dispose of them otherwise than in the ordinary course of carrying on such Chargor's business as a going concern or as permitted pursuant to the Finance Documents or if the Lender notifies the relevant Chargor in writing that it in good faith considers those Assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; and

4.3.2

in respect of all the Assets of any Chargor, if such Chargor ceases to carry on business or to be a going concern or if any voluntary arrangement or other moratorium (other than a moratorium which the Company is entitled to obtain under Section 1A of the Insolvency Act 1986) or compromise with any of such Chargor’s creditors, or any class of them, is proposed or put into effects;

but so that this Clause 4.3 shall not apply to any Assets situated in Scotland.

4.4	Application to Land Registry

Each Chargor hereby applies to the Chief Land Registrar for a restriction to be entered on the register of title of all registered land now or in the future owned by such Chargor in the following terms:-

"No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of a charge dated [insert date] in favour of [insert name of Lender] referred to in the charges register".

4.5	Deposit of deeds and title documents

Each Chargor shall, subject to the rights of any prior mortgagee, deposit with the Lender and the Lender during the continuance of this security shall be entitled to hold all deeds and documents of title relating to such Chargor’s Land, Securities (including, without limitation, warrants and coupons) and Insurances.

4.6	Further assurances

Each Chargor shall, at is own expense, at any time when required by the Lender execute and deliver to the Lender:-

	4.6.1	a valid legal mortgage of any Land now or in the future owned by such Chargor;

	4.6.2	a fixed charge over any interest, not capable of being charged by way of legal mortgage, in any Land now or in the future belonging to such Chargor;

	4.6.3	a legal assignment or other fixed security over all or any of its Intellectual Property;

	4.6.4	a legal charge over all or any of its Securities;

	4.6.5	a chattel mortgage over such chattels, plant, machinery, computers and/or other equipment of such Chargor as the Lender may specify;

	4.6.6	a fixed charge or other fixed security over any of its Assets over which there is a floating charge;

	4.6.7	where any of its Assets are situated outside England and Wales, such fixed security under the law of the place where the Asset is situated as the Lender may require;

	4.6.8	a notice to any third party of any of the charges or assignments contained in this Guarantee and Debenture;

	4.6.9	execute and deliver to the Lender a legal assignment of any Debts which the Lender shall require, and give notice of any such assignment to any person when required by the Lender; and

	4.6.10	all deeds and documents which the Lender may deem necessary or desirable to vest in the Lender the security intended to be created by this Guarantee and Debenture over all or any of the Assets,

in each case, in the Lender's standard form or such other form as the Lender may require. In the case of Assets situated outside England and Wales, references to any form of security shall be taken to refer to any form of security available under the relevant local law which the Lender may select.

4.7	Other acts

Without prejudice to Clause 4.6, each Chargor shall, at its own expense, at any time when required by the Lender do and concur in all acts or things as the Lender may deem necessary or desirable to vest in the Lender the security intended to be created by this Guarantee and Debenture over all or any of the Assets or to facilitate the enforcement of that security, or the exercise of any powers or discretions intended to be vested in the Lender or the Receiver by this Guarantee and Debenture.

4.8	Continuing security

This Guarantee and Debenture shall be a continuing security to the Lender and shall remain in force until expressly discharged in writing by the Lender notwithstanding any intermediate settlement of account or other matter or thing whatsoever, and shall be without prejudice and in addition to any other right, remedy or security of any kind which the Lender may have now or at any time in the future for or in respect of any of the Secured Liabilities.

4.9	Chargors' certificates

Each Chargor hereby certifies that this Guarantee and Debenture does not contravene any of the provisions of the memorandum and articles of association of such Chargor and has been duly authorised and executed in accordance therewith.

5.	COVENANTS

5.1	General covenants

While this Guarantee and Debenture continues in force, each Chargor shall comply with all the covenants and undertakings on its part contained in the Finance Documents and, without prejudice to them, shall:-

	5.1.1	forthwith notify the Lender of the acquisition of any Land or any Intellectual Property;

5.1.2	effect and maintain in force insurance in respect of the Assets acceptable to the Lender in its discretion;

5.1.3	ensure that each such insurance names the Lender as a co-insured (or, at the option of the Lender, that the Lender's interest is noted on the policy);

5.1.4	promptly pay all premiums, and do all other things required to keep each insurance in full force and effect and not liable to be avoided or to have any claim thereunder refused;

5.1.5	promptly as and when requested by the Lender supply to the Lender copies of all such policies of insurance;

5.1.6	in relation to all Land owned or occupied by such Chargor:-

(a)

keep all buildings and all plant, machinery, fixtures, fittings and other effects charged under this Guarantee and Debenture in good and substantial repair and in good working order and condition (except only for fair wear and tear) and will not, without the prior written consent of the Lender, alter, pull down, remove or dispose of any of the same except in the ordinary course of repair, maintenance or improvement;

(b)

as soon as reasonably practicable, provide to the Lender such documents or information in its possession or under its control relating to such Land as the Lender may from time to time reasonably require;

(c)

punctually pay or cause to be paid and keep the Lender indemnified against, all rents, rates, taxes, levies, charges, duties, assessments, impositions and outgoings whatever (whether parliamentary, parochial, local or otherwise) assessed, charged or imposed upon or now or in the future payable by it in respect of all or any Land vested in such Chargor or in which it has an interest and, when required, produce to the Lender (if available) proof of such payment;

(d)

ensure the due observance of all laws, statutes, statutory instruments, regulations and bye-laws for the time being in force and all notices, orders and requirements of any competent authority (statutory or otherwise) and all directives and codes of practice affecting any Land vested in such Chargor or in which it has an interest or affecting such Chargor’s business or the Assets of such Chargor or relating to the protection of the environment or health and safety, where, in each case, failure to do so would result in any material adverse effect, and carry out all works and give effect to all arrangements which any such authority may in respect of the aforesaid direct or recommend;

(e)

complete with reasonable expedition any building operations commenced at any time by such Chargor on any such Land to the reasonable satisfaction of the Lender and any competent authority and in conformity with all requisite planning and bye-law consents (including, but not limited to, the provisions of any agreement entered into by such Chargor with any such authority) all of which building operations shall have been previously approved in writing by the Lender (such approval not to have been unreasonably withheld or delayed);

(f)

observe and perform the terms of all agreements, assignments, contracts, conveyances, grants and other deeds and documents for the time being binding on such Chargor or affecting any such Land or its use or enjoyment, where, in each case, failure to do so would result in any material adverse effect, and such Chargor shall not knowingly take or omit to take any action of any kind whereby any interest or estate of such Chargor in any such Land may be forfeited or otherwise adversely affected;

(g)

at all times observe and perform (and ensure that any other person at any time occupying any such Land also observes and performs) all restrictive and other covenants to which such Land or any part of it may from time to time be subject, all obligations on the part of such Chargor or any such occupier in any lease or tenancy agreement and all building regulations and all restrictions, conditions and stipulations for the time being affecting such Land or any part of it or the use or enjoyment of such Land;

	(h)	within seven days deliver to the Lender any notice or proceedings served on such Chargor and relating to any alleged breach of any of the above;

(i)

at all times keep such Land in a safe condition for all persons foreseeably likely to be present on any part of it, and where necessary or desirable for such purposes, erect and maintain fencing, barriers, covers and other security measures; and

	(j)	permit the Lender at any reasonable time to enter on the land, inspect it and any assets on it, and take copies of any documents there.

5.1.7

at all times comply with all applicable Environmental Law, and obtain and comply with the terms of any licence or permit under any Environmental Law which is necessary or desirable to carry on any of such Chargor’s businesses or activities and which failure to comply with or obtain could in the opinion of the Lender be expected to have a material adverse effect on such Chargor;

5.1.8	take all action necessary to maintain any registered rights to Intellectual Property in full force and effect, and to make and pursue all applications which it is entitled to make for any such rights;

5.1.9	in relation to the Intellectual Property owned by such Chargor:-

(a)

take all necessary action to protect and maintain such Intellectual Property and as soon as reasonably practicable notify the Lender of any infringement or alleged infringement or any challenge to the validity of any such Intellectual Property of which such Chargor has notice and supply the Lender with all information in its possession relating thereto as the Lender may reasonably request;

(b)

duly register (and pay all fees and costs in connection therewith) in such registers or with such authorities as may be available for the purpose (in the United Kingdom or elsewhere) and in such names as may be required by the law and practice of the place of registration such of the following as may be capable of registration, whether in the United Kingdom or elsewhere:-

		(i)	this Guarantee and Debenture;

		(ii)	all licences, registered user agreements or other interests granted to or acquired by such Chargor relating to such Intellectual Property; and

		(iii)	all future assignments and/or mortgages made under this Guarantee and Debenture;

(c)

pay all application, registration, renewal and other payments necessary for effecting, protecting, maintaining or renewing registrations required to be made under Clause 5.1.9(b) before the latest time provided for payment thereof and do all other reasonable acts and things necessary for maintaining all such Intellectual Property in full force and effect and send or deliver to the Lender the receipt (if provided) for every such payment immediately after the same shall have been made. If default shall be made by such Chargor in making such payments or doing such acts or things, the Lender may make such payments or cause such acts or things to be done. All moneys expended by the Lender under this provision shall be recoverable by the Lender under Clause 14.5;

(d)

use reasonable endeavours to procure that any agents acting for it shall agree in writing to notify the Lender of any renewal or other fees due in respect of any such Intellectual Property and of any such acts or things necessary for protecting and maintaining any of such Intellectual Property before such payment is due or such act or thing must be done;

(e)

diligently commence and prosecute all proceedings as may be necessary to prevent infringement or, as applicable, continued infringement of such Intellectual Property belonging to such Chargor unless the Lender (acting reasonably) is satisfied that to do so would not be in the commercial interests of such Chargor;

(f)

maintain an up-to-date record of all trade marks, applications for registration of trade marks and of all copyright, patents and patent applications owned by such Chargor and provide a copy to the Lender on written request;

(g)

at the request of the Lender, provide the Lender with a written summary of all trade marks, trade mark applications, trade names and Intellectual Property comprised in Clause 3.1.3(d) acquired by such Chargor (whether in the United Kingdom or elsewhere) since the creation of this Guarantee and Debenture or the date of the last notification, as the case may be;

(h)	not to sell, assign, transfer, license or agree to license any such Intellectual Property or any interest therein or permit any third party to use such Intellectual Property;

(i)

not to alter any specification for which any trade mark has been registered or give its consent to registration by a third party of any trade mark the same or confusingly similar to any trade mark; and

(j)	not without the Lender's prior written consent, use the Lender's name in or join the Lender into any proceedings relating to infringement of any such Intellectual Property.

5.2	Default

If any Chargor is in default under any of the covenants set out in Clause 5.1 (or any of its other obligations under this Guarantee and Debenture), the Lender may at its sole discretion (but will not be obliged to) take any steps which it considers necessary or desirable to remedy the default or make good its effects in whole or in part, and in particular, without limitation, may pay any amount which any Chargor ought to pay and may authorise any person to enter, by force if necessary, on any Land or into any building owned or occupied by such Chargor and perform works and may put in place or renew any insurance. Neither the Lender, nor any person authorised by it, shall be deemed to have taken possession of any Land by virtue of exercising any power given by this Clause 5.2, irrespective of the degree of control exercised over the Land or access to it, unless and until the Lender (or any such person) serves notice in writing on the relevant Chargor expressly stipulating its intention to take possession.

5.3	Insurance proceeds

The Lender shall be entitled to be paid the proceeds of any Insurance to which any Chargor is entitled (other than any indemnity against liability to a third party) and each Chargor hereby irrevocably instructs any insurer in respect of any such policy to pay such proceeds to the Lender and undertakes to the Lender to issue such further instructions to that effect as the Lender may require.

5.4	Application of insurance proceeds

All moneys received in respect of any Insurance whatsoever (other than any indemnity against liability to a third party) shall as the Lender in its sole discretion requires be applied either in making good the loss or damage in respect of which the money is received or in or towards discharge of the Secured Liabilities.

6.	DEMAND AND ENFORCEMENT

6.1	Enforcement

This Guarantee and Debenture shall become enforceable in respect of and against any Chargor:-

	6.1.1	upon any demand being made by the Lender for payment of any of the Secured Liabilities by such Chargor;

	6.1.2	upon any request being made by such Chargor to the Lender for the appointment of a receiver or for the Lender to exercise any other power or right available to it;

6.1.3

upon the occurrence of any event referred to in Clause 4.3.2, or any event causing the floating charge created by this Guarantee and Debenture to become fixed in relation to any Assets of such Chargor; or

6.1.4

upon the passing of any resolution, or the presentation of a petition, for winding up of such Chargor or the making of an application for an administration order in relation to such Chargor or the taking of any steps in relation to the appointment of an administrator of such Chargor.

6.2	Demand for payment

Any demand for payment, and any other notice to be given by the Lender under this Guarantee and Debenture, shall be in writing and may be signed by any official of the Lender, and may be made of or given to any Chargor at any place of business of such Chargor, or the registered office of such Chargor:-

	6.2.1	by delivering it to any such place; or

	6.2.2	by sending it by first class post to any such place (in which case it shall be deemed received at 10.00am on the next Business Day after posting, and proof of posting shall be proof of delivery); or

	6.2.3	by sending it by fax to any fax number of such Chargor (in which case it shall be deemed received when sent, and proof of sending shall be proof of receipt).

6.3	Power of sale

At any time after this Guarantee and Debenture has become enforceable, the Lender may exercise, in respect of any Asset, the power of sale given to mortgagees by the Law of Property Act 1925. The restrictions imposed by section 103 of that Act shall not apply, and the Lender may delegate the exercise of its power of sale to any Receiver or other person.

7.	RECEIVERS

7.1	Appointment

At any time after this Guarantee and Debenture has become enforceable in respect of and against any Chargor, the Lender may appoint any person or persons to be a receiver or receivers of all or any part of the Assets of such Chargor hereby charged or an administrator of such Chargor. An appointment over part only of such Assets shall not preclude the Lender from making any subsequent appointment over any other part of such Assets.

7.2	Appointment in writing

The appointment of a Receiver shall be in writing, and may be signed by any officer of the Lender. Where more than one person is acting at any time as Receiver, they shall have power to act severally as well as jointly.

7.3	Remuneration

The Lender may from time to time determine the remuneration of the Receiver (which shall not be subject to the limit in section 109(6) of the Law of Property Act 1925) and may (subject to the application of section 45 of the Insolvency Act 1986) remove any person from office in relation to all or any part of the Assets of which he is the Receiver and at any time (before or after any person shall have vacated office or ceased to act as Receiver in respect of any of such Assets) appoint a further or other receiver or receivers over all or any part of such Assets.

7.4	Powers

The Receiver shall be the agent of the relevant Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until such Chargor goes into liquidation whereafter he shall act as principal and shall not become the agent of the Lender, and the Receiver shall have and be entitled to exercise in relation to such Chargor all the powers set out in Schedule 1 to the Insolvency Act 1986 and in applying that Schedule:-

	7.4.1	the words "he" and "him" refer to the Receiver; and

	7.4.2	references to the property of the company are to the Assets over which the Receiver is appointed;

and in particular by way of addition to but without limiting such powers (and without prejudice to the Lender's powers) the Receiver shall have power to do the following things namely:-

	7.4.3	power to carry on or join with any person in carrying on any business (whether or not carried on by such Chargor prior to his appointment); and

7.4.4

power to maintain, repair, make safe, improve and develop any Land or other Asset of such Chargor and to do all such other things as may in his opinion be necessary or desirable for maintaining or enhancing the value or marketability of any such Asset.

8.	POWER OF ATTORNEY

8.1	Appointment

Each Chargor hereby irrevocably and by way of security appoints the Lender (whether or not a Receiver has been appointed) and also (as a separate appointment) each Receiver severally as the attorney and attorneys of such Chargor with power to do any act, and execute and deliver any deed or other document, on behalf of and in the name of such Chargor, which such Chargor could be required to do or execute under any provision of this Guarantee and Debenture, or which the Lender in its sole opinion may consider necessary or desirable for perfecting the Lender's title to any of the Assets of such Chargor or enabling the Lender or the Receiver to exercise any of its or his rights or powers under this Guarantee and Debenture.

8.2	Ratification

Each Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 8.1 shall do or purport to do in the exercise or purported exercise of all or any of the powers, acts or other matters referred to in Clause 8.1.

9.	APPLICATION OF MONEYS RECEIVED BY THE LENDER OR THE RECEIVER

9.1	Application of moneys

All sums received by virtue of this Guarantee and Debenture and/or any other Security Documents by the Lender or the Receiver shall, subject to the payment of any claim having priority to this Guarantee and Debenture, be paid or applied in the following order of priority:-

	9.1.1	in satisfaction of all costs, charges and expenses incurred and payments made by the Lender or the Receiver (including, without limitation, legal expenses) and of the remuneration of the Receiver;

	9.1.2	in or towards payment to the Lender of the Secured Liabilities in such order as the Lender may at its discretion require; and

	9.1.3	as to the surplus (if any), to the person or persons entitled thereto.

9.2	Money paid

Notwithstanding the provisions of Clause 9.1, only money actually paid by the Receiver to the Lender shall be capable of being applied by the Lender in or towards satisfaction of any money or liabilities or other sums hereby secured.

9.3	Suspense account

The Lender may, without prejudice to any other rights it may have, at any time and from time to time place (and keep for such time as it may think prudent) any moneys received, recovered or realised under or by virtue of this Guarantee and Debenture or any other Security Document on a separate or suspense account to the credit of the relevant Chargor or of the Lender as the Lender shall think fit without any intermediate obligation on the Lender's part to apply the same or any part thereof in or towards the discharge of the Secured Liabilities.

10.	CONSOLIDATION

10.1	Combination of accounts

In addition to any general lien, right to combine accounts, right to set-off or other right which it may at any time have, the Lender shall have the right at any time or times, without notice to the relevant Chargor, to combine or consolidate all or any accounts which it then has in relation to such Chargor (in whatever name) and any Secured Liabilities owed by such Chargor to the Lender, and/or to set- off or transfer any amounts standing to the credit of one or more accounts of such Chargor in or towards satisfaction of any Secured Liabilities owed to the Lender on any other account or otherwise.

10.2	Application

The Lender's rights under Clause 10.1 apply:-

	10.2.1	whether or not any demand has been made hereunder, or any liability concerned has fallen due for payment;

	10.2.2	whether or not any credit balance is immediately available or subject to any restriction;

10.2.3

irrespective of the currencies in which any balance or liability is denominated, and the Lender may for the purpose of exercising its right elect to convert any sum or liability in one currency into any other at its spot rate applying at or about 11.00am on the date of conversion; and

10.2.4

in respect of any Secured Liabilities owed by the relevant Chargor, whether owed solely or jointly, certainly or contingently, presently or in the future, as principal or surety, and howsoever arising.

11.	PROTECTION OF THIRD PARTIES

11.1	Statutory powers

In favour of any purchaser, the statutory powers of sale and of appointing a receiver which are conferred upon the Lender, as varied and extended by this Guarantee and Debenture, and all other powers of the Lender, shall be deemed to arise and be exercisable immediately after the execution of this Guarantee and Debenture.

11.2	Purchasers

No purchaser from or other person dealing with the Lender, any person to whom it has delegated any of its powers, or the Receiver shall be concerned to enquire whether any of the powers which they have exercised has arisen or become exercisable, or whether the Secured Liabilities remain outstanding or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise of any such power; and the title and position of a purchaser or such person shall not be impeachable by reference to any of those matters.

11.3	Receipts

The receipt of the Lender or the Receiver shall be an absolute and conclusive discharge to a purchaser or such person and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Lender or the Receiver.

12.	PROTECTION OF THE LENDER AND THE RECEIVER

12.1	No liability

The Lender and any Receiver shall not be liable in respect of any loss or damage which arises out of the exercise, or attempted or purported exercise of, or the failure to exercise any of their respective powers under this Guarantee and Debenture.

12.2	Not mortgagee in possession

Without prejudice to any other provision of this Guarantee and Debenture, entry into possession of any Asset shall not render the Lender or the Receiver liable to account as mortgagee in possession or to be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable and if and whenever the Lender or the Receiver enters into possession of any Asset it shall be entitled at any time it or he thinks fit to go out of such possession.

12.3	Indemnity

Each Chargor shall indemnify and keep indemnified the Lender, every Receiver, and any person who acts as the servant, agent, delegate or attorney of any of them, against all claims, costs, expenses and liabilities which they may suffer or incur arising in any way out of the taking or holding of this Guarantee and Debenture, the exercise or purported exercise of any right, power, authority or discretion given by it, or any other act or omission in relation to this Guarantee and Debenture or the Assets.

12.4	Currency provision

If any amount due to be paid to the Lender is, for any reason, paid in a currency (the "currency of payment") other than the currency in which it was expressed to be payable (the "contractual currency"), the Lender may wherever it thinks fit apply the amount of the currency of payment received by it in the purchase, in accordance with its normal practice, of the contractual currency, and if this results in any shortfall below the amount due in the contractual currency, after deducting all taxes, costs and commissions payable in connection with that purchase, the relevant Chargor shall indemnify the Lender against the amount of the shortfall.

12.5	Continuing protection

The provisions of this Clause 12 shall continue in full force and effect notwithstanding any release or discharge of this Guarantee and Debenture, or the discharge of any Receiver from office.

13.	PROVISIONS RELATING TO THE LENDER

13.1	Powers and discretions

The rights, powers and discretions given to the Lender in this Guarantee and Debenture:-

	13.1.1	may be exercised as often as and in such manner as, the Lender thinks fit;

	13.1.2	are cumulative, and are not exclusive of any of its rights under the general law; and

	13.1.3	may only be waived in writing and specifically, and any delay in exercising, or non- exercise of, any right, is not a waiver of it.

13.2	Certificates

A certificate by an officer of the Lender:-

	13.2.1	as to any amount for the time being due to it under the Finance Documents; or

	13.2.2	as to any sums payable to it under this Guarantee and Debenture;

shall (save in the case of manifest error) be conclusive and binding upon the Chargors for all purposes.

13.3	Assignment

The Lender may assign this Guarantee and Debenture to any successor in title to any of the Secured Liabilities and may disclose any information in its possession relating to any Chargor, its affairs or the Secured Liabilities to any actual or prospective assignee.

13.4	Delegation

The Lender may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the rights, powers and discretions which are for the time being exercisable by it under this Guarantee and Debenture. Any such delegation may be made upon such terms (including power to sub-delegate) as the Lender may think fit. The Lender shall not in any way be liable or responsible to the Chargors for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

13.5	Trusts

The perpetuity period for any trust constituted by this Guarantee and Debenture shall be 80 years.

14.	MISCELLANEOUS PROVISIONS

14.1	Powers of sale, leasing and accepting surrenders

While this Guarantee and Debenture continues in force:-

14.1.1

no statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of the Land hereby charged or any part of it shall be capable of being exercised by the Chargors or any of them; and

	14.1.2	no Chargor shall be entitled to part with possession (otherwise than on the termination of any lease, tenancy or licence to it of any Land, or to share occupation of any Land with any other person or persons, or to surrender any lease of Land or permit such a lease to be assigned or forfeited,

without the prior written consent of the Lender.

14.2	Consolidation of mortgages

Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this security.

14.3	Extension

The statutory powers of sale, leasing and accepting surrenders exercisable by the Lender are hereby extended so that the Lender may, either in its own name or in that of any Chargor:-

14.3.1

grant a lease or leases (whether or not at a premium) of the whole or any part or parts of any Land owned by such Chargor, with such rights relating to other Land and containing such covenants on the part of such Chargor and generally on such terms and conditions as the Lender shall think fit (including, without limitation, the payment of money to a lessee or tenant on a surrender); and

14.3.2

accept a surrender of any lease on such terms as the Lender may think fit in either case, without any of the restrictions on such powers contained in section 99 and 100 of the Law of Property Act 1925.

14.4	Severability

If any provision of this Guarantee and Debenture is illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

	14.4.1	the validity or enforceability of any other provision, in any jurisdiction; or

	14.4.2	the validity or enforceability of that particular provision, in any other jurisdiction.

14.5	Costs, charges and expenses

All costs, charges and expenses incurred or paid by the Lender or by the Receiver in the exercise of any power or right given by this Guarantee and Debenture or in relation to any consent requested by any Chargor, or in perfecting or otherwise in connection with this Guarantee and Debenture or the Assets, including, without limitation, all moneys expended by the Lender under Clause 5.2, all sums recoverable under Clause 12 and all costs of the Lender (on an indemnity basis) of all proceedings for the enforcement of this Guarantee and Debenture or for obtaining payment of moneys hereby secured, shall be recoverable from such Chargor as debts and shall bear interest until payment at the rate or rates applicable or if there is no applicable rate at 16% per annum.

14.6	Amendments and variations

This Guarantee and Debenture shall remain in full force and effect notwithstanding any amendments or variations from time to time to the Finance Documents (including, without limitation, any increase in the amount of the Secured Liabilities) and all references to the Finance Documents or any Security Document herein shall be taken as referring to the Finance Documents or such Security Document as amended or varied from time to time.

14.7	Information

The Lender may from time to time seek from any other person having dealings with the Chargors such information about the Chargors and their affairs as the Lender may think fit and each Chargor hereby authorises and requests any such person to provide any such information to the Lender and agrees to provide such further authority in this regard as the Lender may from time to time reasonably require.

14.8	Joint and separate liability

Unless the context otherwise requires, all covenants, agreements, representations and warranties on the part of the Chargors contained in this Guarantee and Debenture are given by them jointly and separately and shall be construed accordingly.

14.9	Authority of Principal Borrower

Each Chargor (except the Principal Borrower) hereby irrevocably authorises the Principal Borrower to act on its behalf in administering the terms of this Guarantee and Debenture and in signing on its behalf any document varying, supplementing, restating and/or replacing the terms and conditions contained in this Guarantee and Debenture or any document ancillary to it (including, for the avoidance of doubt but without limitation, any Deed of Accession).

14.10	Deemed separate charges

This Guarantee and Debenture shall, in relation to each Chargor, be read and construed as if it were a separate Guarantee and Debenture relating to such Chargor to the intent that if any Encumbrance created or any guarantee or other undertaking given by any other Chargor in this Guarantee and Debenture shall be invalid or liable to be set aside for any reason, this shall not affect any Encumbrance created or any guarantee or other undertaking given hereunder by such first Chargor.

14.11	Counterparts

This Guarantee and Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee and Debenture.

14.12	Contracts (Rights of Third Parties) Act 1999

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee and Debenture. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

14.13	Deeds of accession

Each of the parties hereto agrees that each Deed of Accession shall be supplemental to this Guarantee and Debenture and be binding on and enure to the benefit of all the parties hereto.

14.14	Governing law

This Guarantee and Debenture shall be governed by and construed in accordance with English law and each Chargor hereby submits for the benefit of the Lender to the jurisdiction of the English courts for the purposes of any dispute in relation to it but without prejudice to the right of the Lender to commence proceedings against such Chargor in any other jurisdiction.

EXECUTED AND DELIVERED AS A DEED by each Chargor and executed by the Lender on the date hereof

SCHEDULE 1
THE CHARGORS

Company name	No	Address for service	Fax number for service
MobiVentures, Inc		MIS Business Centre, Suite 3.19 130 Shaftesbury Avenue London England
MobiVentures Limited	04874858	MIS Business Centre, Suite 3.19 130 Shaftesbury Avenue London England

SCHEDULE 2
TERMS OF GUARANTEE

1.

The Lender may without giving notice to or obtaining any consent from the Guarantor and without affecting the Guarantor's liability hereunder renew, vary or determine any accommodation given to the Principal, hold over, renew, modify or release any security or guarantee now or hereafter held from the Principal or any other person including any other person liable under this Guarantee in respect of the liabilities hereby secured and/or any liabilities of the Guarantor and grant time or indulgence to or compound with the Principal or any such person and this Guarantee shall not be discharged nor shall the Guarantor's liability under it be affected by anything which would not have discharged or affected the Guarantor's liability if the Guarantor had been a principal debtor to the Lender instead of a guarantor.

2.

This Guarantee shall be additional to any other guarantee or security now or hereafter held in respect of the liabilities hereby secured. This Guarantee may be enforced without the Lender first making demand on the Principal or taking any steps or proceedings against the Principal or having recourse to any such other guarantee or security.

3.

This Guarantee shall be a continuing security and shall remain in force notwithstanding any disability of the Guarantor and irrespective of whatever dealings may occur on any account between the Lender and the Principal.

4.

The Guarantor has not taken and will not take, without the written consent of the Lender, any security from the Principal in connection with this Guarantee and any security so taken shall be held in trust for the Lender and as security for the liability of the Guarantor to the Lender hereunder.

5.

In respect of the Guarantor's liability hereunder, the Lender shall have a lien on all Securities or other property of the Guarantor held by the Lender whether for safe custody or otherwise. The Lender shall further be entitled (as well before as after demand hereunder) to set off against any credit balance on any account of the Guarantor with the Lender (whether current or otherwise or subject to notice or not) and against any interest accruing thereon, any liabilities of the Guarantor to the Lender arising under or pursuant to the Finance Documents or any Security Document and if such liabilities or any part thereof are or is in a different currency from a credit balance against which the Lender seeks to set it off, the Lender shall be entitled to utilise currency of the account in credit for the purchase, at its spot rate of exchange, of an amount in the currency of the liability not exceeding the amount of such liability and also to pay out of the credit balance any additional sum which the Lender may be required to pay for such currency.

6.

This Guarantee shall apply to all of the Secured Liabilities of the Principal to the Lender and shall not be affected by any fluctuation in, or intermediate discharge of, such liabilities and until such liabilities have been discharged in full, the Guarantor shall not be entitled to share in any security held or money received by the Lender on account of such liabilities or to stand in the place of the Lender in respect of any security or money nor, until such liabilities have been discharged in full, shall the Guarantor take any step to enforce any right or claim against the Principal in respect of any moneys paid by the Guarantor to the Lender hereunder or have or exercise any rights as surety in competition with the Lender.

7.

Any moneys received by the Lender in connection with this Guarantee may be placed to the credit of a suspense account and such receipt shall not affect the right of the Lender to claim or prove against the Principal (or any other person liable) for the entire amount of the liabilities of the Principal. Such moneys or any part thereof may at the Lender's option be applied in or towards discharge of such liabilities of the Principal to the Lender as the Lender may in its absolute discretion determine.

8.

If this Guarantee is determined or called in by demand made by the Lender, the Lender may open a new account or accounts with the Principal or any other person for whose liabilities this Guarantee is available as security. If the Lender does not open a new account, it shall nevertheless be treated as if it had done so at the time of determination or calling in and as from that time all payments made to the Lender shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Guarantee is available as security at that time.

9.

This Guarantee shall not be discharged nor shall the Guarantor's liability be affected by reason of any failure of or irregularity, defect or informality in any security given by or on behalf of the Principal in respect of the moneys or liabilities hereby secured nor by any legal limitation, bar or restriction, dissolution, disability, incapacity or want of any borrowing powers of the Principal or want of authority of any director, manager, official or other person appearing to be acting for the Principal in any matter in respect of the moneys or liabilities hereby secured or by any supervening matters rendering the performance of the obligations of the Principal illegal in any jurisdiction and such moneys or liabilities will be recoverable by the Lender from the Guarantor as sole or principal debtor.

10.

Any settlement or discharge or release between the Guarantor and the Lender shall be conditional upon no security or payment to the Lender by the Principal or any other person being avoided or reduced for any reason and the Lender shall be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement, discharge or release had not occurred. Any liability of the Guarantor under this paragraph (whether actual or contingent) shall be a liability in respect of which the Lender may exercise the rights referred to in paragraph 5 of this Schedule 2.

11.	Other than with the prior written consent of the Lender, the Guarantor shall not terminate this Guarantee whilst any part of the Secured Liabilities remains outstanding.

12.

None of the terms of this Guarantee are enforceable by any person other than the Guarantor, the Lender and any person to whom the Lender has assigned its rights pursuant to the Finance Documents or a Security Document.

SCHEDULE 3
REGISTERED AND UNREGISTERED LAND

Registered Land

Title number	Description	Chargor

Unregistered Land

Description	Chargor

SCHEDULE 4
DEED OF ACCESSION

THIS DEED OF ACCESSION is made on [                     ]

BETWEEN:-

(1)	[ ] (the "New Chargor"), a company incorporated in England or Wales whose registered office is at [ ];

(2)	[ ] LIMITED (the "Company") for itself and as agent for and on behalf of each of the other Chargors named in the Guarantee and Debenture referred to below; and

(3)

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND an investment fund registered in Luxembourg as represented by its general partner, TRAFALGAR CAPITAL SARL, a corporation organised and existing under the laws of Luxembourg, with its principal place of business at 8-10 Rue Mathias Hardt, BP 3023, Luxembourg L-1030 (the “Lender”).

WHEREAS:-

(A)	The New Chargor is or will on the date hereof become a wholly-owned Subsidiary of the Company.

(B)

The Company has entered into a guarantee and debenture dated [                     ] (as supplemented and amended by Deeds of Accession or otherwise from time to time, the "Guarantee and Debenture") between the Company, each of the companies named therein as Chargors and the Lender.

(C)

The New Chargor at the request of the Company and in consideration of the Lender making or continuing to make facilities available to the Company or any other member of its group and after giving due consideration to the terms and conditions of the Finance Documents and the Guarantee and Debenture and satisfying itself that there are reasonable grounds for believing that the entry into this Deed by it will be of benefit to it, has decided in good faith and for the purpose of carrying on its business to enter into this Deed and thereby become a Chargor under the Guarantee and Debenture.

IT IS AGREED as follows:-

1.	Terms defined in the Guarantee and Debenture shall have the same meaning in this Deed.

2.	The New Chargor hereby agrees:-

2.1

to become a party to and to be bound by the terms of the Guarantee and Debenture as a Chargor with immediate effect and so that the Guarantee and Debenture shall be read and construed for all purposes as if the New Chargor had been an original party thereto in the capacity of Chargor (but so that the security created and guarantee given consequent on such accession shall be created and given on the date hereof); and

2.2	to be bound by all the covenants and agreements in the Guarantee and Debenture which are expressed to be binding on a Chargor.

3.

In accordance with the foregoing, the New Chargor now grants and gives to the Lender the charges, mortgages and other security and the guarantee described in the Guarantee and Debenture as being granted, created or made or given by the Chargors thereunder in favour of the Lender and grants to the Lender the floating charge as described in Clause 3.1.4 of the Guarantee and Debenture, to the intent that its charges, mortgages and other security and its guarantee shall be effective and binding upon it and its property and assets and shall not in any way be avoided, discharged or released or otherwise adversely affected by any ineffectiveness or invalidity of the Guarantee and Debenture or of any other party's execution thereof or any other Deed of Accession, or by any avoidance, invalidity, discharge or release of any charge or mortgage or guarantee contained in the Guarantee and Debenture or in any other Deed of Accession.

4.	The Company, for itself and as agent for and on behalf of all the other Chargors under the Guarantee and Debenture, hereby agrees to all matters provided for herein.

5.

The Guarantee and Debenture and this Deed shall be read as one to this extent and so that references in the Guarantee and Debenture to "this Guarantee and Debenture", "herein", and similar phrases shall be deemed to include this Deed.

6.	This Deed shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed of Accession has been executed as a deed on the date first above written

EXECUTED (but not delivered	)
until the date hereof) AS A DEED	)
by [ ] LIMITED	)
acting by:-)

Director

Director/Secretary

The Chargors

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
MOBIVENTURES, INC acting by:-	) /s/ Nigel Nicholas

Director

Director/Secretary

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
MOBIVENTURES LIMITED acting by:-	) /s/ Nigel Nicholas

Director

Director/Secretary

The Lender

SIGNED as a deed on behalf of	)
TRAFALGAR	)
CAPITAL SPECIALIZED INVESTMENT	)
FUND	)
acting by its general partner	)
TRAFALGAR CAPITAL SARL